UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 13, 2010

CRAY INC.

(Exact name of registrant as specified in its charter)

Washington	0-26820	93-0962605
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

901 Fifth Avenue, Suite 1000

Seattle, WA 98164

(Address of principal executive offices)

Registrant’s telephone number, including area code: (206) 701-2000

Registrant’s facsimile number, including area code: (206) 701-2500

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 13, 2010, we adopted a revised Executive Severance Policy (the “Policy”), which covers our principal officers, including each named executive officer (the “Covered Officers”). These changes address issues related to compliance with Internal Revenue Code Section 409A (“409A”) and eliminate unnecessarily complex provisions. Capitalized terms not defined herein are defined in the Policy.

The following is a brief description of material changes to the terms and conditions of the Policy:

(a)	Incentive Compensation is now determined as an objective number that is fixed and determinable as of the date of a Covered Officer’s separation.

(b)	A Covered Officer’s Base Salary and Incentive Compensation are now paid out in a single lump sum payment occurring on the 61st day following a Covered Officer’s separation.

(c)	The “Good Reason” definition was modified to be consistent with 409A’s definition of “constructive termination”.

(d)	A Covered Officer’s rights under the Policy no longer vest as the result of a potential change of control, an actual change of control is now required.

(e)	The extension of a Covered Officer’s stock option exercise period to the end of the applicable severance period was eliminated.

The foregoing description of the revised Policy is qualified in its entirety by reference to the Executive Severance Policy, in effect as of December 13, 2010 attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Executive Severance Policy, in effect as of December 13, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 17, 2010

Cray Inc.

By:	/S/ MICHAEL C. PIRAINO
Michael C. Piraino Vice President and General Counsel

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Executive Severance Policy, in effect as of December 13, 2010.